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                           TLC Laser Eye Centers Inc.

                            Form 10-K - Exhibit 21.1
                            List of TLC Subsidiaries

                               As at June 1, 2001

Name of Entity                                                State of Formation

20/20 Laser Centers, Inc.                                     DE
Aspen HealthCare Inc.                                         CO
eyeVantage.com, Inc.                                          DE
Laser Eye Care of California, LLC                             DE
Marketing Success, Inc.                                       NV
Ontario Laser Center, LLC                                     CA
The Vision Source, Inc.                                       TX
TLC Capital Corporation                                       DE
TLC Charlotte Leasing Company, LLC                            NC
TLC Continuing Education Foundation                           OK
TLC Indiana Leasing Co. LLC                                   IN
TLC Laser Eye Centers (ATAC) LLC                              DE
TLC Laser Center of Detroit L.L.C                             MI
TLC Laser Eye Centers (Hungary) Ltd.                          Hungary(1)
TLC Laser Center of Kalamazoo L.L.C                           MI
TLC Laser Center of Lansing L.L.C                             MI
TLC Laser Eye Centers (Piedmont/Atlanta) LLC                  SC
TLC Laser Eye Centers (Refractive I) Inc.                     DE
TLC Laser Eye Care of Torrance, LLC                           DE
TLC Managed Care Inc.                                         DE
TLC Management Services Inc.                                  DE
TLC Michigan LLC                                              MI
TLC Midwest Eye Laser Center, Inc.                            IL
TLC Network Services Inc.                                     DE
TLC Northwest Eye, Inc.                                       WA
TLC Oklahoma Doctors L.L.C                                    OK
TLC The Laser Center (Annapolis) Inc.                         MD
TLC The Laser Center (Baltimore) Inc.                         MD
TLC The Laser Center (Baltimore Management) LLC               MD
TLC, The Laser Center (Brooklyn) Inc.                         NY
TLC The Laser Center (Carolina) Inc.                          NC
TLC The Laser Center (Connecticut) L.L.C                      CT
TLC The Laser Center (Delaware) Inc.                          DE
TLC The Laser Center (Green Bay/Milwaukee) LLC                WI
TLC The Laser Center (Indiana) Inc.                           IN
TLC The Laser Eye Center (Indiana) LLC                        IN
TLC The Laser Center (Institute) Inc.                         DE
TLC The Laser Center (Moncton) Inc.                           ON

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(1)   TLC Laser Eye Centers (Hungary) Ltd. is a special purpose subsidiary used by the Company for financial planning purposes.
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TLC The Laser Center (Northeast) Inc.                         MD
TLC The Laser Center (Northwest) Inc.                         WA
TLC The Laser Center (Pittsburgh) LLC                         PA
TLC The Laser Center (Rocky Mountain) Inc.                    CO
TLC The Laser Center (Boca Raton) Limited Partnership         FL
TLC The Laser Center (Tri-Cities) Inc.                        TN
TLC The London Laser Center Inc.                              ON
TLC USA LLC                                                   DE
TLC Winston-Salem Leasing Company, LLC                        NC
Pure Laser Hair Removal & Treatment Clinics Inc.              IL
Pure Laser Hair Removal & Treatment Clinic (Canada) Inc.      ON
Vision Corporation                                            ON